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                                                                    Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
divine interVentures, inc.

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

/s/ KPMG LLP

Chicago, Illinois
December 14, 1999